Your **Vote** Counts!

DONALDSON COMPANY, INC.

2026 Annual Meeting

Vote by November 19, 2026

11:59 PM ET

Donaldson.

DONALDSON COMPANY, INC.
ATTN: AMY BECKER
P.O. BOX 1299
MINNEAPOLIS, MN 55440-1299



You invested in DONALDSON COMPANY, INC. and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on November 20, 2026.**

Get informed before you vote

View the Notice & Proxy Statement, Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to November 08, 2026. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit **www.ProxyVote.com**

Control #

Smartphone users

Point your camera here and vote without entering a control number

Vote Virtually at the Meeting*

November 20, 2026
1:00 PM CST

via the internet
www.virtualshareholdermeeting.com/DCI2026

*Please check the meeting materials for any special requirements for meeting attendance.

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
1.	Election of Directors **Nominees:** 01 Tod E. Carpenter 02 Pilar Cruz 03 Richard B. Lewis 04 Simon A. Meester	For
2.	Non-binding advisory vote on the compensation of our Named Executive Officers.	For
3.	Ratification of the appointment of PricewaterhouseCoopers LLP as Donaldson Company, Inc.'s independent registered public accounting firm for the fiscal year ending July 31, 2027.	For

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”.